Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OGE ENERGY	OKLAHOMA GAS
CORP.	AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oklahoma	Oklahoma
(State or other jurisdiction of incorporation or organization)
73-1481638	73-0382390
(I.R.S. Employer Identification Number)
321 N. Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101-0321 (405) 553-3000	321 N. Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101-0321 (405) 553-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PETER B. DELANEY
Chairman of the Board, President and Chief Executive Officer
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
ROBERT J. JOSEPH Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 269-4176	JONATHAN A. KOFF Chapman and Cutler LLP 111 W. Monroe Street Chicago, Illinois 60603 (312) 845-2978

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Non-accelerated filer
(Do not check if a smaller	Smaller reporting
Large accelerated filer	Accelerated filer	reporting company)	company
OGE Energy Corp.	☑	☐	☐	☐
Oklahoma Gas and Electric Company	☐	☐	☑	☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Common Stock, par value $0.01 per share, and Preferred Share Purchase Rights of OGE Energy Corp.(3)
Debt Securities of OGE Energy Corp.
Debt Securities of Oklahoma Gas and Electric Company
(1)   There are being registered hereunder a currently indeterminate number of shares of common stock, par value $0.01 per share, of OGE Energy Corp. and a currently indeterminate principal amount of debt securities of OGE Energy Corp. and debt securities of Oklahoma Gas and Electric Company, in each case as may from time to time be offered at indeterminate prices.
(2)   In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee, except for $13,494 that has already been paid as follows: (i) $5,634 that has already been paid with respect to 4,365,243 shares of OGE Energy Corp. common stock that are not yet sold that were previously included in OGE Energy Corp.’s registration statement on Form S-3 filed June 19, 2008 (no. 333-151780) and (ii) $7,860 that has already been paid with respect to $200,000,000 aggregate principal amount of debt securities of Oklahoma Gas and Electric Company that are not yet sold that were previously included on Oklahoma Gas and Electric Company’s registration statement on Form S-3 filed June 6, 2008 (no. 333-151465).  Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fees may be applied to the registration fees payable pursuant to this registration statement.  In accordance with Rule 415(a)(6) under the Securities Act, the offering of securities under registration statement no. 333-151780 and registration statement no. 333-151465 will be terminated concurrently with the filing of this registration statement.
(3)   Each share of OGE Energy Corp.’s common stock, par value $0.01 per share, automatically includes one-half of a right to purchase one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share, pursuant to the Amended and Restated Rights Agreement dated October 10, 2000 between OGE Energy Corp. and ChaseMellon Shareholder Services LLC (now BNY Mellon Shareowner Services), as Rights Agent.

EXPLANATORY NOTE

This registration statement contains two prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below and the second of which is to be used in connection with offerings of the securities referenced in clause (2) below:

(1)	the common stock, par value $0.01 per share, and debt securities of OGE Energy Corp. registered pursuant to this registration statement; and

(2)	the debt securities of Oklahoma Gas and Electric Company registered pursuant to this registration statement.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

OGE ENERGY CORP.

321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

COMMON STOCK, $0.01 PAR VALUE PER SHARE
DEBT SECURITIES

________________________

We may offer for sale from time to time in one or more issuances (1) shares of our common stock, par value $0.01 per share, and (2) one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness.  The common stock and debt securities are collectively referred to in this prospectus as the “Securities.”  We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.

We will provide the specific terms of these Securities in supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.  This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

Our common stock trades on the New York Stock Exchange under the symbol “OGE.”  On May 3, 2010, the closing price of our common stock on the New York Stock Exchange was $41.87 per share.

Each share of our common stock automatically includes one-half of a right to purchase one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share, pursuant to the Amended and Restated Rights Agreement dated October 10, 2000.

Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”).  See “Risk Factors” on page 3.
________________________

Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
________________________

The date of this prospectus is May 6, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you.  We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FORWARD-LOOKING STATEMENTS	1
OGE ENERGY CORP.	2
RISK FACTORS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	10
BOOK-ENTRY SYSTEM	15
PLAN OF DISTRIBUTION	17
LEGAL OPINIONS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this process, we are registering an unspecified amount of our Securities, and may issue any of such Securities in one or more offerings.  This prospectus provides you with a general description of the Securities we may offer.  Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”  For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part.  In this prospectus, “we,” “us,” “our” and “our company” refer to OGE Energy Corp.

i

FORWARD-LOOKING STATEMENTS

Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project” and similar expressions.  Actual results may vary materially.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	general economic conditions, including the availability of credit, access to existing lines of credit, actions of rating agencies and their impact on capital expenditures;

•	our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms;

•	prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other;

•	business conditions in the energy and natural gas midstream industries;

•	competitive factors including the extent and timing of the entry of additional competition in the markets we serve;

•	unusual weather;

•	availability and prices of raw materials for current and future construction projects;

•
Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•	environmental laws and regulations that may impact our operations;

•	changes in accounting standards, rules or guidelines;

•	the discontinuance of accounting principles for certain types of rate-regulated activities;

•	creditworthiness of suppliers, customers and other contractual parties;

•	the higher degree of risk associated with our nonregulated business compared with our regulated utility business; and

•	other risk factors listed from time to time in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2009 and other documents on file with the SEC.  You may obtain copies of these documents as described under “Where You Can Find More Information.”  We may also describe additional risk factors in the applicable prospectus supplement.

OGE ENERGY CORP.

We are an energy and energy services provider offering physical delivery and related services for both electricity and natural gas primarily in the south central United States.  We conduct these activities through four business segments: (i) electric utility, (ii) natural gas transportation and storage, (iii) natural gas gathering and processing and (iv) natural gas marketing.

Our electric utility segment generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas.  These operations are conducted through Oklahoma Gas and Electric Company (“OG&E”) and are subject to rate regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission.  OG&E is the largest electric utility in Oklahoma, and its franchised service territory includes the Fort Smith, Arkansas area.  OG&E sold its retail gas business in 1928 and is no longer engaged in the gas distribution business.

Our natural gas gathering, processing, transportation and storage operations are conducted through our subsidiary, Enogex LLC, and its subsidiaries (“Enogex”), which are providers of integrated natural gas midstream services.  Most of Enogex’s natural gas gathering, processing, transportation and storage assets are strategically located in the Arkoma and Anadarko basins of Oklahoma and the Texas Panhandle.

Our natural gas marketing segment operations are conducted through our subsidiary, OGE Energy Resources, Inc. (“OERI”).  Enogex has historically utilized, and is expected to continue to utilize, OERI for natural gas marketing, hedging, risk management and other related activities.

We were incorporated in Oklahoma on August 4, 1995 and became the holding company parent of OG&E and Enogex on December 31, 1996.  Our principal executive offices are located at 321 N. Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321.  Our telephone number is (405) 553-3000.  Our web site address is www.oge.com.  Our web site address is provided for informational purposes only.  No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus.

RISK FACTORS

An investment in our Securities involves risk.  Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC.  Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf.  Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including to fund our operating units and subsidiaries and to repay short-term debt.  The specific use of the proceeds of a particular offering of Securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

(unaudited)

	Twelve	Three
	Months	Months
	Ended	Ended	Year Ended December 31,
	March 31,	March 31,
	2010	2010	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	3.60	2.48	3.38	3.50	4.65	4.28	3.37

Due to normal seasonal fluctuations within our business and other factors, our operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010 or for any future period.

For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income from continuing operations plus fixed charges, less allowance for borrowed funds used during construction and other capitalized interest and (2) fixed charges consist of interest on long-term debt, related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest.

Assuming that our variable interest rate debt continues at interest rates in effect on March 31, 2010, the annual interest requirement on our long-term debt outstanding at March 31, 2010, was approximately $129.0 million.

DESCRIPTION OF CAPITAL STOCK

The following statements are summaries of certain provisions of our Restated Certificate of Incorporation and are subject to the detailed provisions thereof. Such summaries do not purport to be complete, and reference is made to our Restated Certificate of Incorporation (which is filed as Exhibit 3.01 to our Form 10-K for the year ended December 31, 1996, File No. 1-12579) for a full and complete statement of such provisions.

Authorized Shares

Under our Restated Certificate of Incorporation, we are authorized to issue 125,000,000 shares of common stock, par value $0.01 per share, of which 97,205,073 shares were outstanding on March 31, 2010.

We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share.  As discussed below under the caption “—Rights to Purchase Series A Preferred Stock,” we have created a series of preferred stock designated as “Series A Preferred Stock” and the number of shares constituting such series is 1,250,000.  No shares of such Series A Preferred Stock and no shares of any other preferred stock are currently outstanding.  Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors.  In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights.  The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.

Dividend Rights

Before we can pay any dividends on our common stock, the holders of our preferred stock that may be outstanding are entitled to receive their dividends at the respective rates as may be provided for the shares of their series.  Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends or distributions, or in the form of repayments of loans or advances to us.  We expect to derive principally all of the funds required by us to enable us to pay dividends on our common stock from dividends paid by OG&E, on OG&E’s common stock, and from distributions paid by Enogex, on Enogex’s limited liability company interests.  Our ability to receive dividends on OG&E’s common stock is subject to the prior rights of the holders of any OG&E preferred stock that may be outstanding, the covenants of OG&E’s certificate of incorporation and OG&E’s debt instruments limiting the ability of OG&E to pay dividends and the ability of public utility commissions that regulate OG&E to effectively restrict the payment of dividends by OG&E.  Our ability to receive distributions on Enogex’s limited liability company interests is subject to the prior rights of existing and future holders of such limited liability company interests that may be outstanding and the covenants of Enogex’s debt instruments (including its credit facility) limiting the ability of Enogex to pay distributions.

Under OG&E’s certificate of incorporation, if any shares of its preferred stock are outstanding, dividends (other than dividends payable in common stock), distributions or acquisitions of OG&E common stock:

•
may not exceed 50% of OG&E’s net income for a prior 12-month period, after deducting dividends on any preferred stock during the period, if the sum of the capital represented by common stock, premiums on capital stock (restricted to premiums on common stock only by SEC orders) and surplus accounts is less than 20% of capitalization;

•	may not exceed 75% of OG&E’s net income for such 12-month period, as adjusted, if this capitalization ratio is 20% or more, but less than 25%; and

•
if this capitalization ratio exceeds 25%, dividends, distributions or acquisitions may not reduce the ratio to less than 25% except to the extent permitted by the provisions described in the above two bullet points.

OG&E’s certificate of incorporation further provides that no dividend may be declared or paid on the OG&E common stock until all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of OG&E cumulative preferred stock, par value $25 per share, have been paid or set aside.  Currently, no shares of OG&E preferred stock are outstanding and no portion of the retained earnings of OG&E is currently restricted by these provisions.

Under Enogex’s current credit facility, Enogex generally may not make distributions if an event of default exists and otherwise may make monthly and quarterly distributions in amounts not to exceed the amount by which Enogex’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions and a reasonable contingency reserve.

Voting Rights

Each holder of common stock and each holder of Series A Preferred Stock that may be issued in the future is entitled to one vote per share upon all matters upon which shareowners have the right to vote and generally will vote together as one class. Our board of directors has the authority to fix conversion and voting rights for any new series of preferred stock (including the right to elect directors upon a failure to pay dividends), provided that no share of preferred stock can have more than one vote per share.  If, however, any Series A Preferred Stock is issued in the future and if and when dividends payable on such Series A Preferred Stock that may be issued in the future are in default for six full quarterly dividends and thereafter until all defaults shall have been paid, the holders of the Series A Preferred Stock, voting separately as one class, to the exclusion of the holders of common stock, will be entitled to elect two directors.

Our Restated Certificate of Incorporation also contains “fair price” provisions, which require the approval by the holders of at least 80% of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10% or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met.  The provisions summarized in the foregoing sentence may be amended only by the approval of the holders of at least 80% of the voting power of our outstanding voting stock.  Our voting stock consists of all outstanding shares entitled to vote generally in the election of directors and currently consists of our common stock.

Our voting stock does not have cumulative voting rights for the election of directors. Subject to the rights of the holders of the Series A Preferred Stock (if any are issued) to elect directors under certain circumstances, our Restated Certificate of Incorporation and By-Laws currently contain provisions stating that: (1) the board of directors will be divided into three classes as nearly equal in number as possible with staggered terms of office so that only approximately one-third of the directors are elected at each annual meeting of shareowners; (2) directors may be removed only with the approval of the holders of at least 80% of the voting power of our shares generally entitled to vote; (3) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (4) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (5) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (6) the foregoing provisions may be amended only by the approval of the holders of at least 80% of the voting power of the shares generally entitled to vote.  These provisions, along with the “fair price” provisions discussed above, the business combination and control share acquisition provision discussed below and the Rights described below, may deter attempts to cause a change in control of our company (by proxy contest, tender offer or otherwise) and will make more difficult a change in control that is opposed by our board of directors.

Liquidation Rights

Subject to the prior rights of the holders of the Series A Preferred Stock that may be issued in the future and the possible prior rights of holders of other preferred stock that may be issued in the future, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to receive the remaining assets and funds pro rata, according to the number of shares of common stock held.

Other Provisions

Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders.  Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15% of the outstanding voting shares of a corporation subject to the statute, but less than 85% of such shares, is prohibited from engaging in specified “business combinations” with the corporation for three years after the date that the shareowner became an interested stockholder.  This provision does not apply if (1) before the acquisition date the corporation’s board of directors has approved either the business combination or the transaction in which the shareowner became an interested shareowner or (2) the corporation’s board of directors approves the business combination and at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareowner vote to authorize the business combination.  The term “business combination” encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.

Oklahoma law also contains control share acquisition provisions.  These provisions generally require the approval of the holders of a majority of the corporation’s voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation’s voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds.

The board of directors may allot and issue shares of common stock for such consideration, not less than the par value thereof, as it may from time to time determine.  No holder of common stock has the preemptive right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.  Our common stock is not subject to further calls or to assessment by us.

Our common stock is listed on the New York Stock Exchange.  BNY Mellon Shareowner Services is the Transfer Agent and Registrar for our common stock.

Rights to Purchase Series A Preferred Stock

On August 7, 1995, our board of directors declared a dividend of one preferred stock purchase right (a “Right” or “Rights”) for each outstanding share of our common stock.  As a result of the two-for-one split of our common stock paid in the form of a stock dividend on June 15, 1998, one-half of a Right automatically trades with each share of common stock.  Our board of directors subsequently determined it to be in our best interests and in the best interests of our shareholders to amend and restate our Rights Agreement to extend its term to December 11, 2010 and to change the Purchase Price (as described below) to $130.  If and when the Rights become exercisable, each Right will entitle the holder of record to purchase from us one one-hundredth of a share of our Series A Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), at a price of $130 per one one-hundredth of a share (the “Purchase Price”), although the price and the securities to be purchased are subject to adjustment as described below.  The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement dated October 10, 2000 (the “Rights Agreement”) between us and ChaseMellon Shareholder Services LLC (now BNY Mellon Shareowner Services), as Rights Agent (the “Rights Agent”).

Initially, (1) the Rights will not be exercisable, (2) separate evidence of ownership of the Rights will not be sent to shareowners, (3) the Rights will be evidenced by the common stock certificates or electronic book-entry registration of such common stock, (4) the Rights will automatically trade with the common stock, (5) the Rights will be transferred with and only with such common stock, and (6) the surrender for transfer of any certificates for common stock outstanding, or the book-entry transfer of such common stock, will also constitute the transfer of the Rights associated with the common stock represented thereby.

Separate certificates representing the Rights will be distributed as soon as practicable after the “Distribution Date,” which is the close of business on the earlier of:

•
the tenth day after a public announcement (or, if earlier, the date a majority of our board of directors becomes aware) that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of our common stock or other securities representing 20% or more of the voting power of all of our securities then outstanding generally entitled to vote for the election of directors (such person or group being called an “Acquiring Person” and such date of first public announcement being called the “Stock Acquisition Date”), or

•
the tenth day after the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the ownership of 20% or more of our outstanding voting power (the earlier of the dates in clause (1) or (2) being called the “Distribution Date”).

As soon as practicable following the Distribution Date, separate certificates representing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date, and such certificates alone will evidence the Rights from and after the Distribution Date.

Even if they have acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our voting power, each of the following persons (an “Exempt Person”) will not be deemed to be an Acquiring Person: (1) us, OG&E, any of our direct or indirect subsidiaries or any of our, OG&E’s or our direct or indirect subsidiaries’ employee benefit plans or employee stock plans; and (2) any person who becomes an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of common stock, unless and until such person shall become the beneficial owner of, or make a tender offer for any additional shares of common stock.

The holders of the Rights are not required to take any action until the Rights become exercisable. The Rights are not exercisable until the Distribution Date.  The Rights will expire at the close of business on December 11, 2010, unless earlier redeemed or exchanged by us as described below.

In order to protect the value of the Rights to the holders, the Purchase Price and the number of shares of Series A Preferred Stock (or other securities or property) issuable upon exercise of the Rights are subject to adjustment from time to time (1) in the event of a stock dividend on, or subdivision, combination or reclassification of, our common stock or Series A Preferred Stock, (2) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (3) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

These adjustments are called anti-dilution provisions and are intended to ensure that a holder of Rights will not be adversely affected by the occurrence of such events.  Except under limited circumstances, we are not required to adjust the Purchase Price until cumulative adjustments require a change of at least 1% in the Purchase Price.

In the event (1) any Person (other than an Exempt Person) becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of common stock that the independent directors determine prior to the time such offer is made to be fair to and otherwise in our best interests and in the best interests of our shareowners) or (2) any Exempt Person who is the beneficial owner of 20% or more of our outstanding voting power fails to continue to qualify as an Exempt Person, then each holder of record of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon payment of the Purchase Price, our common stock (or, in certain circumstances, cash, property or other securities) having a market value at the time of the transaction equal to twice the Purchase Price.  Rights are not exercisable following such event, however, until such time as the Rights are no longer redeemable by us as set forth below.  Any Rights that are or were at any time, on or after the Distribution Date, beneficially owned by an Acquiring Person shall become null and void.

For example, at an exercise price of $130 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $260 worth of common stock (or other consideration, as noted above) for $130.  Assuming that the common stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase 13 shares of common stock for $130.

Subject to certain limited exceptions, after the Rights have become exercisable, if (1) we are acquired in a merger or other business combination (in which any shares of our common stock are changed into or exchanged for other securities or assets) or (2) more than 50% of our and our subsidiaries’ assets or earning power (taken as a whole) are sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

To the extent that insufficient shares of common stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of common stock to the extent available and then other of our securities, including units of shares of Series A Preferred Stock with terms substantially comparable to those of the common stock, property, debt securities, or cash, in proportions determined by us, so that the aggregate value received is equal to twice the Purchase Price.  We, however, shall not be required to issue any cash, property or debt securities upon exercise of the Rights to the extent their aggregate value would exceed the amount of cash we would otherwise be entitled to receive upon exercise in full of the then exercisable Rights.

No fractional shares of Series A Preferred Stock or common stock will be required to be issued upon exercise of the Rights and, in lieu thereof, a payment in cash may be made to the holder of such Rights equal to the same fraction of the current market value of a share of Series A Preferred Stock or, if applicable, common stock.

At any time until the earlier of (1) 10 days after the Stock Acquisition Date (subject to extension by the board of directors) or (2) the date the Rights are exchanged pursuant to the Rights Agreement, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).  Immediately upon the action of our board of directors authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

At any time after any Person becomes an Acquiring Person, the board of directors may, at its option, exchange all or part of the outstanding Rights (other than Rights held by the Acquiring Person and certain related parties) for shares of common stock at an exchange ratio of two shares of common stock per Right (subject to certain anti-dilution adjustments). The board may not effect such an exchange, however, at any time any Person or group owns 50 percent or more of our voting power.  Immediately after the board orders such an exchange, the right to exercise the Rights shall terminate and the holders of Rights shall thereafter only be entitled to receive shares of common stock at the applicable exchange ratio.

Under presently existing U.S. Federal income tax law, the issuance of the Rights is not taxable to us or to shareowners and will not change the way in which shareowners can presently trade our shares of common stock.  If the Rights should become exercisable, shareowners, depending on then existing circumstances, may recognize taxable income.

The Rights Agreement may be amended by our board of directors. After the Distribution Date, however, the provisions of the Rights Agreement may be amended by the board only to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or an affiliate or associate of an Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. In addition, no supplement or amendment may be made which changes the Redemption Price, the final expiration date, the Purchase Price or the number of one one-hundredths of a share of Series A Preferred Stock for which a Right is exercisable, unless at the time of such supplement or amendment there has been no occurrence of a Stock Acquisition Date and such supplement or amendment does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an associate or affiliate of an Acquiring Person).

Until a right is exercised, the holder, as such, will have no rights as a shareowner of us, including, without limitation, the right to vote or to receive dividends.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors and, accordingly, will make more difficult a change of control that is opposed by our board of directors.  However, the Rights should not interfere with a proposed change of control (including a merger or other business combination) approved by a majority of the board of directors since the Rights may be redeemed by us at $0.01 per Right at any time until 10 days after the

Stock Acquisition Date (subject to extension by the board of directors).  Thus, the Rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with the board of directors.  Nevertheless, the Rights also may discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in, or seeking to obtain control of, us.  To the extent any potential acquirers are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an Exhibit to our Report on Form 8-K dated October 26, 2000 (File No. 1-12579), and is incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our debt securities will be issued.  These summaries are not complete.  The indenture and the form of supplemental indenture applicable to our debt securities have been filed as exhibits to the registration statement of which this prospectus is a part.  You should read the indenture and the supplemental indenture for provisions that may be important to you.  In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described in this prospectus.  We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement.  At March 31, 2010, there was one series of senior debt securities, aggregating $100.0 million in principal amount, outstanding under the Indenture (as defined below).

Our debt securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement.  See “Book-Entry System” in this prospectus.

General

We may issue our debt securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of November 1, 2004 between us and UMB Bank, N.A., as trustee (the “Trustee”).  This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”

The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities issued under the Indenture subsequent to the issuance of the Debt Securities.

The Debt Securities will be obligations exclusively of our company.  As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries.  Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the Debt Securities.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available to us.  This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. Public utility commissions that regulate our utility subsidiary may effectively restrict the payment of dividends to us by our utility subsidiary.  See “Description of Capital Stock—Dividend Rights” for a description of certain limits on the ability of our regulated utility subsidiary, OG&E, to pay dividends on its common stock and the ability of our natural gas transportation and storage subsidiary, Enogex, to pay dividends on its limited liability company interests.

Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries.  Accordingly, the Debt Securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

We refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.”  The amount of Notes that we may issue under the Indenture is not limited.

The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  The prospectus supplement applicable to each issue of Debt Securities will specify:

•	the title, aggregate principal amount and offering price of that series of Debt Securities;

•	the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the Debt Securities of that series will mature;

•	any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•	other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.

Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

Registration, Transfer And Exchange

Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date.  (Section 2.06 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture.  Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request.  (Sections 2.06 and 2.07 of the Indenture.)

The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed.  (Section 2.06 of the Indenture.)  See “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.”  Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date.  (Section 2.12 of the Indenture.)  Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities.  (Section 2.12 of the Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium.  (Section 4.04 of the Indenture.)

Events of Default

The following are events of default under the Indenture:

•	default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•	default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company. (Section 7.01 of the Indenture.)

Acceleration of Maturity.  If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately.  At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes.  (Section 7.01 of the Indenture.)

Indemnification of Trustee.  The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee.  (Section 8.02 of the Indenture.)

Right to Direct Proceedings.  The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes.  The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes.  (Section 7.07 of the Indenture.)  Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture.  (Section 7.04 of the Indenture.)

Notice of Default.  The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived.  Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so.  (Section 7.08 of the Indenture.)  We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture.  (Section 5.05 of the Indenture.)

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time.  Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of the holders for the following types of amendments:

•	adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•	adding security for the Notes; or

•	making various other modifications, generally of a ministerial or immaterial nature. (Section 12.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date or redemption date of any Note;

•	a reduction in the interest rate or extension of the time of payment of interest;

•	a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•	a change in the currency of any payment of principal, premium or interest on any Note;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•	a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 12.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.

Defeasance and Discharge

We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due.  To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture.  If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes.  (Section 4.01 of the Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe.  Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture.  The Indenture defines all or substantially all of our assets as being 66 2/3% or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than 66 2/3% of our total assets without the consent of the holders of the Notes.  (Sections 11.01 and 11.02 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.

Resignation or Removal of Trustee

The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect.  The resignation will not take effect, however, until a successor trustee has been appointed.  (Section 8.10 of the Indenture.)

The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee.  (Section 8.10 of the Indenture.)

Concerning the Trustee

UMB Bank, N.A. is the Trustee under the Indenture.  We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business.  The Trustee also acts as trustee for some of our other securities and securities of our affiliates.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Debt Securities.  The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.  One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC.  If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records.  The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents.  For example, Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC’s Issuing/Paying Agent General Operating Procedures, or the “MMI Procedures.”  Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent.  Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, Debt Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Securities.  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the Securities;

•	our net proceeds from the sale of the Securities;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account.  Underwriters may offer the Securities directly or through underwriting syndicates represented by one or more managing underwriters.  The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the Securities will be subject to certain conditions.  The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Securities to the dealers as principals.  The dealers may then resell the Securities to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the Securities directly to the public, without the use of underwriters, dealers or agents.  We may also sell the Securities through agents we designate from time to time.  The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

General Information

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.

Our outstanding common stock is listed for trading on the New York Stock Exchange.  We may engage in at-the-market offerings of our common stock into an existing trading market in accordance with Rule 415(a)(4).  Any at-the-market offering of our common stock will be through an underwriter or underwriters acting as principal or agent for us.

Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.

Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Legal opinions relating to the Securities and certain other matters will be rendered by our counsel, Rainey Law Firm, Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois.  Rainey Law Firm will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.

Certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois, or such other underwriters’ counsel as may be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus.  We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010; and

•	Our Current Report on Form 8-K, filed with the SEC on February 23, 2010.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Securities referred to herein.

We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

PROSPECTUS

OKLAHOMA GAS AND ELECTRIC COMPANY

321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

DEBT SECURITIES

________________________

We may offer for sale from time to time in one or more issuances one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness.  The debt securities are collectively referred to in this prospectus as the “Securities.”  We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.

We will provide the specific terms of these Securities in supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.  This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”).  See “Risk Factors” on page 3.
________________________

Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
________________________

The date of this prospectus is May 6, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FORWARD-LOOKING STATEMENTS	1
OKLAHOMA GAS AND ELECTRIC COMPANY	2
RISK FACTORS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF DEBT SECURITIES	4
BOOK-ENTRY SYSTEM	9
PLAN OF DISTRIBUTION	11
LEGAL OPINIONS	12
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this process, we are registering an unspecified amount of our Securities, and may issue any of such Securities in one or more offerings.  This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”  For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part.  In this prospectus, “we,” “us,” “our” and “our company” refer to Oklahoma Gas and Electric Company.

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FORWARD-LOOKING STATEMENTS

Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project” and similar expressions.  Actual results may vary materially.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	general economic conditions, including the availability of credit, access to existing lines of credit, actions of rating agencies and their impact on capital expenditures;

•	our ability and the ability of our parent company, OGE Energy Corp., to access the capital markets and obtain financing on favorable terms;

•	prices and availability of electricity, coal and natural gas;

•	business conditions in the energy industry;

•	competitive factors including the extent and timing of the entry of additional competition in the markets we serve;

•	unusual weather;

•	availability and prices of raw materials for current and future construction projects;

•
Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•	environmental laws and regulations that may impact our operations;

•	changes in accounting standards, rules or guidelines;

•	the discontinuance of accounting principles for certain types of rate-regulated activities;

•	creditworthiness of suppliers, customers and other contractual parties; and

•	other risk factors listed from time to time in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2009 and other documents on file with the SEC.  You may obtain copies of these documents as described under “Where You Can Find More Information.”  We may also describe additional risk factors in the applicable prospectus supplement.

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OKLAHOMA GAS AND ELECTRIC COMPANY

We generate, transmit, distribute and sell electric energy in Oklahoma and western Arkansas.  We are subject to rate regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission (“FERC”).  We are a wholly-owned subsidiary of OGE Energy Corp. (“OGE Energy”), which is an energy and energy services provider offering physical delivery and related services for both electricity and natural gas primarily in the south central United States.  We are the largest electric utility in Oklahoma, and our franchised service territory includes the Fort Smith, Arkansas area.  We sold our retail gas business in 1928 and are no longer engaged in the gas distribution business.

We own and operate an interconnected electric generation, transmission and distribution system, located in Oklahoma and western Arkansas, which included 11 generating stations with an aggregate capability of approximately 6,641 megawatts at December 31, 2009.  We furnish retail electric service in 269 communities and their contiguous rural and suburban areas.  At December 31, 2009, four other communities and two rural electric cooperatives in Oklahoma and western Arkansas purchased electricity from us for resale.  Our service area covers approximately 30,000 square miles in Oklahoma and western Arkansas, including Oklahoma City, the largest city in Oklahoma, and Fort Smith, Arkansas, the second largest city in that state.  Of the 269 communities that we serve, 243 are located in Oklahoma and 26 in Arkansas.  We derived approximately 89 percent of our total electric operating revenues for the year ended December 31, 2009 from sales in the Oklahoma jurisdiction, eight percent in the Arkansas jurisdiction and three percent in the FERC jurisdiction.

We were incorporated in 1902 under the laws of the Oklahoma Territory and became a wholly-owned subsidiary of OGE Energy Corp. on December 31, 1996.  Our principal executive offices are located at 321 N. Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321.  Our telephone number is (405) 553-3000.  OGE Energy’s web site address is www.oge.com.  OGE Energy’s web site address is provided for informational purposes only.  No information contained in, or that can be accessed through, the web site is to be considered part of this prospectus.

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RISK FACTORS

An investment in our Securities involves risk.  Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC.  Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf.  Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including to fund capital expenditures, to repay short-term debt and to refund long-term debt at maturity or otherwise.  The specific use of the proceeds of a particular offering of Securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

(unaudited)

	Twelve	Three
	Months	Months
	Ended	Ended	Year Ended December 31,
	March 31,	March 31,
	2010	2010	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	3.82	1.41	3.71	3.25	4.78	4.43	4.44

Due to normal seasonal fluctuations within our business and other factors, our operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010 or for any future period.

For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income plus fixed charges, less allowance for borrowed funds used during construction and (2) fixed charges consist of interest on long-term debt, related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest.

Assuming that our variable interest rate debt continues at interest rates in effect on March 31, 2010, the annual interest requirement on our long-term debt outstanding at March 31, 2010, was approximately $94.0 million.

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DESCRIPTION OF DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our Securities will be issued.  These summaries are not complete.  The indenture and the form of supplemental indenture applicable to our Securities have been filed as exhibits to the registration statement of which this prospectus is a part.  You should read the indenture and the supplemental indenture for provisions that may be important to you.  In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described in this prospectus.  We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement.  At March 31, 2010, there were nine series of senior debt securities, aggregating approximately $1.4 billion in principal amount, outstanding under the Indenture (as defined below).

Our Securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement.  See “Book-Entry System” in this prospectus.

 General

We may issue our Securities as notes or debentures or other unsecured evidences of indebtedness in one or more new series under an indenture dated as of October 1, 1995 between us and UMB Bank, N.A., as successor trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Securities, is referred to in this prospectus as the “Indenture.”

The Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities issued under the Indenture subsequent to the issuance of the Securities.  We refer in this prospectus to securities issued under the Indenture, whether previously issued or to be issued in the future, including the Securities, as the “Notes.”  The amount of Notes that we may issue under the Indenture is not limited.

The Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  The prospectus supplement applicable to each issue of Securities will specify:

•	the title, aggregate principal amount and offering price of that series of Securities;

•	the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the Securities of that series will mature;

•	any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•	other specific terms applicable to the Securities of that series.

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Any special U.S. Federal income tax considerations applicable to Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Securities.

Unless we indicate otherwise in the applicable prospectus supplement, the Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.  However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness by us could require approval of state utility regulatory authorities and, possibly, of Federal utility regulatory authorities.  Management believes that those approvals would be unlikely in any transaction that would result in our company, or a successor to our company, having a highly leveraged capital structure.

 Registration, Transfer And Exchange

Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date.  (Section 2.06 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture.  Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request.  (Sections 2.06 and 2.07 of the Indenture.)

The Trustee will not be required to exchange or register a transfer of any Securities of a series that is selected, called or being called for redemption except, in the case of any Security to be redeemed in part, the portion thereof not to be so redeemed.  (Section 2.06 of the Indenture.)  See “Book-Entry System” in this prospectus.

 Payment and Paying Agents

Principal, interest and premium, if any, on Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.”  Unless we indicate otherwise in the applicable prospectus supplement, interest on Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date.  (Section 2.12 of the Indenture.)  Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Securities.  (Section 2.12 of the Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium on any Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Securities may thereafter look only to us for payment of that principal, interest or premium.  (Section 5.04 of the Indenture.)

 Events of Default

The following are events of default under the Indenture:

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•	default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•	default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 8.01 of the Indenture.)

Acceleration of Maturity.  If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately.  At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes.  (Section 8.01 of the Indenture.)

Indemnification of Trustee.  The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee.  (Section 9.02 of the Indenture.)

Right to Direct Proceedings.  The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes.  The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes.  (Section 8.07 of the Indenture.)  Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture.  (Section 8.04 of the Indenture.)

Notice of Default.  The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived.  Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so.  (Section 8.08 of the Indenture.)  We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture.  (Section 6.06 of the Indenture.)

 Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Securities from time to time.  Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of the holders for the following types of amendments:

•	adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•	adding security for the Notes; or

•	making various other modifications, generally of a ministerial or immaterial nature. (Section 13.01 of the Indenture.)

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We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date or redemption date of any Note;

•	a reduction in the interest rate or extension of the time of payment of interest;

•	a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•	a change in the currency of any payment of principal, premium or interest on any Note;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•	a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 13.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.

 Defeasance and Discharge

We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due.  To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture.  If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 5.01 of the Indenture.)

 Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe.  Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture.  The Indenture defines all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the Notes. (Sections 12.01 and 12.02 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.

 No Limitations on Liens or Sale and Leaseback Transactions

At March 31, 2010, we had nine other series of our Notes issued under the Indenture outstanding in the aggregate principal amount of $1.4 billion.  Although subject to earlier redemption at our option, the outstanding Notes mature between January 15, 2016 and February 1, 2038.  Certain of these series of our Notes have provisions

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that limit (subject to certain exceptions) our ability to issue secured debt unless, at the time the secured debt is issued, we also equally secure such outstanding Notes.  As a result, if in the future we were to issue secured debt, the outstanding series of Notes that contain this provision would also become secured.  Unless otherwise specified in the applicable prospectus supplement, the Securities offered hereby will not contain this provision.  Therefore, the Securities offered hereby would be effectively subordinated to the secured debt.  There is no limit on the amount of debt that we may issue and, in the future, we may issue debt that includes provisions similar to those applicable to our other outstanding Notes.

In addition, although certain other series of our other Notes also have provisions that limit our ability to enter into sale and lease-back transactions, unless otherwise specified in the applicable prospectus supplement, the Securities offered hereby will not contain this provision.

 Resignation or Removal of Trustee

The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect.  The resignation will not take effect, however, until a successor trustee has been appointed. (Section 9.10 of the Indenture.)

The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 9.10 of the Indenture.)

 Concerning the Trustee

UMB Bank, N.A. is the Trustee under the Indenture.  We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business.  The Trustee also acts as trustee for some of our other securities and securities of our affiliates.

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BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Securities.  The Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.  One fully-registered Security certificate will be issued for each issue of Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.  If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records.  The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents.  For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.  In the

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alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s Issuing/Paying Agent General Operating Procedures, or the “MMI Procedures.”  Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to us or our agent.  Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

10

PLAN OF DISTRIBUTION

We may sell the Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Securities.  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the Securities;

•	our net proceeds from the sale of the Securities;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account.  Underwriters may offer the Securities directly or through underwriting syndicates represented by one or more managing underwriters.  The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the Securities will be subject to certain conditions.  The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Securities to the dealers as principals.  The dealers may then resell the Securities to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the Securities directly to the public, without the use of underwriters, dealers or agents.  We may also sell the Securities through agents we designate from time to time.  The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

General Information

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.

Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.

11

Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Legal opinions relating to the Securities and certain other matters will be rendered by our counsel, Rainey Law Firm, Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois.  Rainey Law Firm will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.

Certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois, or such other underwriters’ counsel as may be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Oklahoma Gas and Electric Company appearing in Oklahoma Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of Oklahoma Gas and Electric Company’s internal control over financial reporting as of  December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

12

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus.  We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010; and

•	Our Current Report on Form 8-K, filed with the SEC on February 23, 2010.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Securities referred to herein.

We are not required to, and do not expect to, provide annual reports to holders of our Securities unless specifically requested by a holder.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Oklahoma Gas and Electric Company
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

13

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Securities:
Amount to
Be Paid
Registration fee under the Securities Act of 1933	$(1)(2)
Fees of rating agencies*	(2)
Printing and engraving*	(2)
Accounting services*	(2)
Legal fees of company counsel*	(2)
Listing fees of New York Stock Exchange*	(2)
Trustee’s charges*	(2)
Expenses and counsel fees for qualification or registration of the Securities under state
securities laws*	(2)
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket
expenses*	(2)

Total	$(2)
_______________________
(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee.
(2)	These fees are based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

 ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 OGE Energy Corp.

Section 1031 of the Oklahoma General Corporation Act provides that OGE Energy Corp. may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute.  Substantially similar provisions that require indemnification are contained in OGE Energy Corp.’s Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to OGE Energy Corp.’s Form 10-K for the year ended December 31, 1996, and is incorporated herein by this reference.  OGE Energy Corp.’s Restated Certificate of Incorporation also contains provisions limiting the liability of OGE Energy Corp.’s officers and directors in some instances.  OGE Energy Corp. has an insurance policy covering its directors and officers against specified personal liability, which may include liabilities under the Securities Act of 1933.  The forms of Underwriting Agreement filed as Exhibits 1.01 and 1.02 include provisions requiring the underwriters to indemnify OGE Energy Corp.’s directors and officers in some circumstances.

 Oklahoma Gas and Electric Company

Section 1031 of the Oklahoma General Corporation Act provides that Oklahoma Gas and Electric Company (“OG&E”) may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute. Substantially similar provisions that require indemnification are contained OG&E’s Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to OG&E’s Registration Statement No. 33-59805 and is incorporated herein by this reference.  OG&E’s Restated Certificate of Incorporation also contains provisions limiting the liability of OG&E’s directors and officers in some instances. OG&E has an insurance policy covering its directors and officers against specified personal liability, which may include liabilities under the Securities Act of

1933.  The form of Underwriting Agreement filed as Exhibit 1.03 includes provisions requiring the underwriters to indemnify OG&E’s directors and officers in some circumstances.

 ITEM 16. EXHIBITS.

1.01	Form of Underwriting Agreement for common stock of OGE Energy Corp.
1.02	Form of Underwriting Agreement for debt securities of OGE Energy Corp.
1.03	Form of Underwriting Agreement for debt securities of Oklahoma Gas and Electric Company.
3.01
Copy of Restated Certificate of Incorporation of OGE Energy Corp.  (Filed as Exhibit 3.01 to OGE Energy Corp.’s Form 10-K for the year ended December 31, 1996 (File No. 1-12579) and incorporated by reference herein.)

3.02	Copy of Amended OGE Energy Corp. By-laws. (Filed as Exhibit 3.01 to OGE Energy Corp.’s Form 8-K filed February 23, 2010 (File No. 1-12579) and incorporated by reference herein.)
3.03
Copy of Restated Certificate of Incorporation of Oklahoma Gas and Electric Company.  (Filed as Exhibit 4.01 to OGE Energy Corp.’s Registration Statement No. 33-59805, and incorporated by reference herein.)

3.04	Copy of Amended Oklahoma Gas and Electric Company By-laws. (Filed as Exhibit 3.02 to OGE Energy Corp.’s Form 8-K filed January 23, 2007 (File No. 1-12579) and incorporated by reference herein.)
4.01
Indenture dated as of November 1, 2004 between OGE Energy Corp. and UMB Bank, N.A., as trustee.  (Filed as Exhibit 4.01 to OGE Energy’s Form 8-K filed November 12, 2004 (File No. 1-12579) and incorporated by reference herein.)

4.02
Supplemental Indenture No. 1 dated as of November 9, 2004 between OGE Energy Corp. and UMB Bank, N.A., as trustee, being a supplemental instrument to Exhibit 4.01 hereto.  (Filed as Exhibit 4.02 to OGE Energy’s Form 8-K filed November 12, 2004 (File No. 1-12579) and incorporated by reference herein.)

4.03
Trust Indenture dated October 1, 1995, from Oklahoma Gas and Electric Company to Boatmen’s First National Bank of Oklahoma, Trustee.  (Filed as Exhibit 4.29 to Registration Statement No. 33-61821 and incorporated by reference herein.)

4.04
Supplemental Trust Indenture No. 1 dated October 16, 1995, being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K filed October 24, 1995 (File No. 1-1097) and incorporated by reference herein.)

4.05
Supplemental Indenture No. 2, dated as of July 1, 1997, being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K filed July 17, 1997 (File No. 1-1097) and incorporated by reference herein.)

4.06
Supplemental Indenture No. 3, dated as of April 1, 1998, being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.01 to OG&E’s Form 8-K filed April 16, 1998 (File No. 1-1097) and incorporated by reference herein.)

4.07
Supplemental Indenture No. 4, dated as of October 15, 2000, being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.02 to Oklahoma Gas and Electric Company’s Form 8-K filed October 20, 2000 (File No. 1-1097) and incorporated by reference herein.)

4.08	Supplemental Indenture No. 5 dated as of October 24, 2001, being a supplemental instrument to Exhibit 4.03 hereto. (Filed as Exhibit 4.06 to Registration Statement No. 333-104615 and incorporated by reference herein.)
4.09
Supplemental Indenture No. 6 dated as of August 1, 2004, being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.02 to Oklahoma Gas and Electric Company’s Form 8-K filed August 6, 2004 (File No 1-1097) and incorporated by reference herein.)

4.10
Supplemental Indenture No. 7 dated as of January 1, 2006 being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.08 to Oklahoma Gas and Electric Company’s Form 8-K filed January 6, 2006 (File No. 1-1097) and incorporated by reference herein.)

4.11
Supplemental Indenture No. 8 dated as of January 15, 2008 being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K filed January 31, 2008 (File No. 1-1097) and incorporated by reference herein.)

4.12
Supplemental Indenture No. 9 dated as of September 1, 2008 being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K filed September 9, 2008 (File No. 1-1097) and incorporated by reference herein.)

4.13
Supplemental Indenture No. 10 dated as of December 1, 2008 being a supplemental instrument to Exhibit 4.03 hereto.  (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K filed December 11, 2008 (File No. 1-1097) and incorporated by reference herein.)

4.14	Form of Supplemental Indenture for each series of debt securities of OGE Energy Corp., being a supplemental instrument to Exhibit 4.01 hereto.
4.15	Form of Supplemental Indenture for each series of debt securities of Oklahoma Gas and Electric Company, being a supplemental instrument to Exhibit 4.03 hereto.
5.01	Opinion of counsel to OGE Energy Corp. as to the legality of the Securities.
5.02	Opinion of counsel to Oklahoma Gas and Electric Company as to the legality of the Securities.
12.01	Statement of computation of ratio of earnings to fixed charges of OGE Energy Corp.
12.02	Statement of computation of ratio of earnings to fixed charges of Oklahoma Gas and Electric Company.
23.01	Independent auditors’ consent for OGE Energy Corp.
23.02	Independent auditors’ consent for Oklahoma Gas and Electric Company.
23.03	Legal counsel’s consent for OGE Energy Corp. (Included in Exhibit 5.01 hereto.)
23.04	Legal counsel’s consent for Oklahoma Gas and Electric Company. (Included in Exhibit 5.02 hereto.)
24.01	Power of attorney of certain officers and directors of OGE Energy Corp.
24.02	Power of attorney of certain officers and directors of Oklahoma Gas and Electric Company.
25.01	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of OGE Energy Corp.
25.02	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of Oklahoma Gas and Electric Company.

 ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

(a) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(b) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

OGE ENERGY CORP.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 6th day of May, 2010.

OGE ENERGY CORP.

By: s/ Sean Trauschke
Sean Trauschke Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter B. Delaney
Peter B. Delaney	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 6, 2010

/s/ Sean Trauschke
Sean Trauschke	Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2010

/s/ Scott Forbes
Scott Forbes	Controller and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2010

*
Wayne H. Brunetti	Director	May 6, 2010

*
Luke R. Corbett	Director	May 6, 2010

*
John D. Groendyke	Director	May 6, 2010

*
Kirk Humphreys	Director	May 6, 2010

*
Robert Kelley	Director	May 6, 2010

Signature	Title	Date

*
Linda Petree Lambert	Director	May 6, 2010

*
Robert O. Lorenz	Director	May 6, 2010

*
Leroy C. Richie	Director	May 6, 2010

*
J.D. Williams	Director	May 6, 2010

*By: /s/ Sean Trauschke Sean Trauschke (Attorney-in-Fact)		May 6, 2010

OKLAHOMA GAS AND ELECTRIC COMPANY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 6th day of May, 2010.

OKLAHOMA GAS AND ELECTRIC COMPANY

By: s/ Sean Trauschke
Sean Trauschke Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter B. Delaney
Peter B. Delaney	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 6, 2010

/s/ Sean Trauschke
Sean Trauschke	Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2010

/s/ Scott Forbes
Scott Forbes	Controller and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2010

*
Wayne H. Brunetti	Director	May 6, 2010

*
Luke R. Corbett	Director	May 6, 2010

*
John D. Groendyke	Director	May 6, 2010

*
Kirk Humphreys	Director	May 6, 2010

*
Robert Kelley	Director	May 6, 2010

*
Linda Petree Lambert	Director	May 6, 2010

Signature	Title	Date

*
Robert O. Lorenz	Director	May 6, 2010

*
Leroy C. Richie	Director	May 6, 2010

*
J.D. Williams	Director	May 6, 2010

*By: /s/ Sean Trauschke Sean Trauschke (Attorney-in-Fact)		May 6, 2010

EXHIBIT INDEX

1.01	Form of Underwriting Agreement for common stock of OGE Energy Corp.
1.02	Form of Underwriting Agreement for debt securities of OGE Energy Corp.
1.03	Form of Underwriting Agreement for debt securities of Oklahoma Gas and Electric Company.
4.14	Form of Supplemental Indenture for each series of debt securities of OGE Energy Corp., being a supplemental instrument to Exhibit 4.01 hereto.
4.15	Form of Supplemental Indenture for each series of debt securities of Oklahoma Gas and Electric Company, being a supplemental instrument to Exhibit 4.03 hereto.
5.01	Opinion of counsel to OGE Energy Corp. as to legality of the Securities.
5.02	Opinion of counsel to Oklahoma Gas and Electric Company as to legality of the Securities.
12.01	Statement of computation of ratio of earnings to fixed charges of OGE Energy Corp.
12.02	Statement of computation of ratio of earnings to fixed charges of Oklahoma Gas and Electric Company.
23.01	Independent auditors’ consent for OGE Energy Corp.
23.02	Independent auditors’ consent for Oklahoma Gas and Electric Company.
23.03	Legal counsel’s consent for OGE Energy Corp. (Included in Exhibit 5.01 hereto.)
23.04	Legal counsel’s consent for Oklahoma Gas and Electric Company. (Included in Exhibit 5.02 hereto.)
24.01	Power of attorney of certain officers and directors of OGE Energy Corp.
24.02	Power of attorney of certain officers and directors of Oklahoma Gas and Electric Company.
25.01	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of OGE Energy Corp.
25.02	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of Oklahoma Gas and Electric Company.